As filed with the Securities and Exchange Commission on August 19, 1997

                                  Registration No. 333-__________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                    ________________________

                   RHEOMETRIC SCIENTIFIC, INC.
     (Exact name of registrant as specified in its charter)

                           New Jersey
                 (State or other jurisdiction of
                 incorporation or organization)

                           61-0708419
              (I.R.S. Employer Identification No.)

                       One Possumtown Road
                  Piscataway, N.J.  08854-2103
                         (732) 560-8550
       (Address, including zip code, and telephone number,
         including area code, of registrant's principal
                       executive offices)
                    ________________________
       Rheometric Scientific, Inc. 1996 Stock Option Plan
                    (Full title of the Plan)
                    ________________________
                         Joseph Musanti
              Vice President, Finance and Materials
                   Rheometric Scientific, Inc.
                       One Possumtown Road
                  Piscataway, N.J.  08854-2103
                         (732) 560-8550

  (Name, address and telephone number, including area code, of agent for service)

                            Copy to:
                  David B.H. Martin, Jr., Esq.
                     Hogan & Hartson L.L.P.
                  555 Thirteenth  Street, N.W.
                  Washington, D.C.  20004-1109
                         (202) 637-5600
                    ________________________

                 CALCULATION OF REGISTRATION FEE

                     Amount    Proposed maximum   Proposed maxim      Amount of
Title of securities   to be     offering price   aggregate offering  registration
to be registered    Registered   per share (1)      price (1)          fee (1)
____________        __________  _____________      ___________       __________
 Common Stock       250,000       $1.59            $397,500         $121


(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 142,400 shares of Common Stock being offered under outstanding options at an exercise price of $1.75 and (ii) 107,600 shares of Common Stock being offered at an exercise price of $1.375 based on the average of the high and low prices per share of the Common Stock, on August 12, 1997, as reported on The Nasdaq National Market.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing the information specified  in
Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

           Rheometric Scientific, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

                     (a)   The Registrant's annual report on Form
               10-K for the year ended December 31, 1996;

                     (b)   All  reports filed with the Commission
               pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and

                     (c)   The  description of  the  Registrant's
               Common  Stock ("Common Stock"), contained  in  the
               Registrant's Registration Statement on Form 8-A.

           In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

           Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 14A:3-5 of the New Jersey Revised Statutes provides that a corporation may indemnify its directors and officers against expenses and liabilities incurred in connection with any proceeding involving any such director or officer by reason of he or she being or having been a corporate agent, other than a proceeding by or in the right of the corporation as long as the director or officer acted in good faith. In cases brought by or on behalf of the corporation, the corporation can only indemnify the corporate agent if the agent acted reasonably and was found not to have breached a duty to the corporation or its shareholders. A corporation is required to indemnify a corporate agent who is successful on the merits of any challenge.

          The  Registrant's  Certificate  of  Incorporation,   as
amended, and Bylaws provide for mandatory indemnification of directors and officers to the full extent as permitted by New Jersey law. The Registrant has obtained directors and officers liability insurance.

                      *         *         *

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.        Exhibits.

       Exhibit
       Number                       Description
       ________     ____________________________________________

                    4.1 Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995 (File No. 0-14617)).

                    4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1993 (File No. 0-14617)).

          4.3 Specimen Certificate representing Common Stock of the Registrant (incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1, File No. 33-807 filed on October 10, 1985).

                    5.1    Opinion  of  Hogan  &  Hartson  L.L.P.
                    regarding the legality of the shares being registered.

                    23.1   Consent  of  Hogan  &  Hartson  L.L.P.
                    (included  in their opinion filed as  Exhibit
                    5.1 hereto).

                    23.2 Consent of Coopers & Lybrand L.L.P.

                    24.1 Power of Attorney (included on signature page).

Item 9.        Undertakings.

          The undersigned Registrant hereby undertakes:

                     (1)   To  file, during any period  in  which
               offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)   To include any prospectus required  by
          Section 10(a)(3) of the  Securities Act;

                     (ii)  To reflect in the prospectus any facts
               or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                    Provided, however, that paragraphs (a)(i) and
          (a)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undertaking concerning indemnification is set forth under the response to Item 6.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, State of New Jersey, on the 19 day of August, 1997.


                         RHEOMETRIC SCIENTIFIC, INC.


                         By:  /s/ Robert E. Davis
                            ____________________________
                           Robert E. Davis
                           Chairman, President and Chief Executive
                           Officer


                        POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Davis and Joseph Musanti, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                       Title                     Date
_________________         _________________________      _______

/s/ Robert E. Davis      Chairman, President and Chief
___________________      Executive Officer (Principal   August 19, 1997
Robert E. Davis          Executive Officer)


/s/ Joseph Musanti       Vice   President, Finance and
___________________      Materials and Chief Financial  August 19, 1997
Joseph Musanti           Officer (Principal Financial
                         Officer and Principal
                         Accounting Officer)


/s/ Richard J. Giacco    Secretary and Director         August 19, 1997
____________________
Richard J. Giacco

/s/ Leonard Bogner       Director                        August 19, 1997
____________________
Leonard Bogner


/s/ Alexander F. Giacco  Director                        August 19, 1997
____________________
Alexander F. Giacco


/s/ R. Michael Hendricks Director                       August 19, 1997
____________________
R. Michael Hendricks


                         Director                       August __, 1997
____________________
Robert K. Prud'homme

                          EXHIBIT INDEX

Exhibit
Number                 Description                       Page

______                  ___________                       ____

4.1     Certificate of Incorporation of Registrant,         *
        as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995
        (File No. 0-14617)).

4.2     By-Laws of the Registrant, as amended (incor-       *
        porated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the period ended December 31, 1993 (File No. 0-14617)).

4.3     Specimen Certificate representing Common Stock      *
        of the Registrant (incorporated by reference to the exhibits to the Registrant's Registration Statement on Form S-1, File No. 33-807 filed on October 10,
        1985).

5.1     Opinion of Hogan & Hartson L.L.P.

23.1    Consent of Hogan & Hartson L.L.P. (See Exhibit 5.1).

23.2    Consent of Coopers & Lybrand L.L.P.

24.1    Power of Attorney (included on signature page).
_______________
*Incorporated by reference.